Exhibit 10.13

FARO Technologies, Inc. 2014 Incentive Plan

Restricted Stock Unit Award Agreement

You have been selected to participate in the FARO Technologies, Inc. 2014 Incentive Plan (the “Plan”), as specified below:

Grantee:
Grant Date:
Number of Restricted Stock Units Granted Subject to TSR Performance Vesting (33.33% of Total):
Number of Restricted Stock Units Granted Subject to Strategic Objectives Vesting (33.33% of Total):
Number of Restricted Stock Units Granted Subject to Company Financial Performance Vesting (33.34% of Total):
Total Number of Restricted Stock Units:

THIS AGREEMENT evidences the grant of restricted stock units (the “Restricted Stock Units”) by FARO Technologies, Inc., a Florida corporation (the “Company”), to the Grantee named above, on the date indicated above, pursuant to the provisions of the Plan.

This Agreement and the Plan contain the terms and conditions governing the Restricted Stock Units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1. Award of Restricted Stock Units. The Company hereby grants to the Grantee the number of Restricted Stock Units set forth above, subject to the terms and conditions of the Plan and this Agreement.

2. Vesting of Restricted Stock Units; Forfeiture. Except as otherwise provided herein and in the Plan, the Restricted Stock Units will vest upon, and to the extent of, the achievement of specific performance vesting conditions, as described generally in Exhibit A attached hereto and specifically with respect to Grantee in Exhibit B attached hereto. The extent of achievement of the specified performance targets and the satisfaction of the applicable vesting conditions shall be determined on an annual basis by the Committee, in its sole discretion, within 90 days following the Company’s most recently completed fiscal year. Exhibit B shall be updated by the Company accordingly to reflect such determinations and to reflect the Grantee’s “Strategic Objectives” for the next fiscal year of vesting, if applicable. If the Grantee’s employment with or service to the Company or an Affiliate is terminated for reasons other than death or disability (as determined by the Committee) prior to the date the Restricted Stock Units are vested, the Restricted Stock Units that have not yet vested as of the date of such termination will be immediately forfeited without further consideration or any act or action by the Grantee. If, prior to the date the Restricted Stock Units have vested, the Grantee’s employment with or service to the Company or an Affiliate terminates as a result of death or disability (as determined by the Committee), then all such Restricted Stock Units shall vest on the date of such termination.

3. Conversion to Shares. Vested Restricted Stock Units will be converted on the vesting date to actual Shares, and will be registered in the Grantee’s name on the books of the Company as of that date.

4. Nontransferability of the Award. This Award shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution or as otherwise expressly permitted pursuant to the Plan.

5. Tax Withholding. When the Restricted Stock Units become taxable income to the Grantee, the Company may deduct and withhold from any cash otherwise payable to the Grantee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company’s obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Grantee upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes. The Grantee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold Shares otherwise issuable to the Grantee pursuant to the vesting of the Restricted Stock Units (the “Withholding Election”) having a Fair Market Value on the date income is recognized (the “Tax Date”) equal to the minimum amount required to be withheld. If the number of Shares withheld to satisfy withholding tax requirements shall include a fractional share, the number of Shares withheld shall be reduced to the next lower whole number and the Grantee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

6. Status of Grantee. The Grantee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Restricted Stock Units unless and until they are converted to Shares and registered in the Grantee’s name on the books of the Company, in accordance with section 3 above, upon vesting of the Restricted Stock Units. Neither the Plan nor this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment of the Grantee at any time. In no event shall the value, at any time, of this Award, the Shares underlying this Award or any other benefit provided by this Agreement be included as compensation or earnings for purposes of any other compensation, retirement or benefit plan offered to employees of the Company or its subsidiaries unless otherwise specifically provided for in such plan.

7. Powers of the Company Not Affected. The existence of this Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

8. Interpretation by Committee. As a condition of the granting of the Restricted Stock Units, the Grantee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

9. Miscellaneous.

(a) This Agreement and the rights of the Grantee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Award, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(b) It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee.

(c) The Grantee agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

(f) The Company may, in its sole discretion, decide to deliver any documents related to current or future participants in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(g) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Grant Date.

FARO TECHNOLOGIES, INC.

By:
Name:
Title:

GRANTEE

Name:

EXHIBIT A

VESTING TERMS

EXHIBIT B

PERFORMANCE METRICS